EXHIBIT 99.1

Contact:	Dean Ridlon, Investor Relations Director

Phone: 978.640.5309

Email: Investor_Relations@avid.com

Avid Reports Second Quarter 2007 Results

Appoints Joel Legon as CFO

Tewksbury, MA – July 26, 2007 – Avid Technology, Inc. (NASDAQ: AVID) today reported revenue of $225.3 million for the three-month period ended June 30, 2007, compared to $222.2 million for the same period in 2006. GAAP net loss for the quarter was $6.0 million, or $.15 per share, compared to GAAP net income of $2.7 million, or $.06 per diluted share, in the second quarter of 2006.

GAAP net income in the second quarter of 2007 includes $14.2 million of amortization, stock-based compensation, restructuring charges, legal settlements and related tax adjustments. Excluding these items, non-GAAP earnings per diluted share were $.20. For the second quarter of 2006, there was $11.8 million of amortization, stock-based compensation and related tax adjustments included in GAAP net income. Excluding these items, non-GAAP earnings per share were $.34 in the second quarter of 2006.

Avid also announced the appointment of Joel Legon to serve as the company's vice president and chief financial officer. Since joining Avid in March 2006, Legon had served as vice president and corporate controller. He had additionally served as acting chief financial officer since March 2007.

“I am pleased to report a solid Q2, with revenue and profit that were in line with our expectations,” said David Krall, who will be stepping down as president and chief executive officer on July 31. “Our Video division recognized several large deals out of backlog, including France 24, one of the largest orders in our history. In Audio, which is our most consistent and profitable segment, revenue was flat organically and up 3% year-on-year including revenue generated from Sibelius. In our Consumer segment, lower sales of the TV viewing line in Europe were counterbalanced by strong sales and market share growth of our flagship Studio 11 consumer video editor.”

“With a strong balance sheet, innovative products and world-class customers, Avid is well positioned as a leader in the media and entertainment industry,” said Nancy Hawthorne, who will take over as interim chief executive officer on August 1. “Our customers are looking to Avid to extend that leadership into new areas as their businesses evolve. By aligning ourselves more closely with our customers’ business opportunities, and taking a fresh approach to our own business processes, we believe we can deliver more value to both our customers and our shareholders.”

The company also announced a strategic realignment that will result in restructuring charges of between $8 and $10 million, $1.5 million of which was recorded in Q2.  This action includes the transition of video server engineering from Mountain View, CA to existing Avid facilities in Edmonton, Canada and Tewksbury, MA; a reduction in space within certain facilities; and a reduction in force of approximately 150 positions, primarily, but not exclusively, in the company’s Video business unit.

Revenue for the six-month period ended June 30, 2007 was $444.2 million, compared to revenue of $440.3 million for the same period in 2006. GAAP net loss for the first six months of 2007 was $6 million, or $.15 per share, compared to GAAP net income of $6.0 million, or $.14 per diluted share, for the same period in 2006. GAAP net loss for the six-month period ended June 30, 2007 includes $24.8 million of amortization, stock-based compensation, restructuring charges, legal settlements and related tax adjustments. Excluding these items, non-GAAP earnings per share were $.45 per diluted share for the first half of 2007. GAAP net income for the six-month period ended June 30, 2006 includes $24.6 million of amortization, stock-based compensation, restructuring charges, in-process research and development and related tax adjustments. Excluding these items non-GAAP earnings per share were $.71 for the first half of 2006.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission.  This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  The reconciliation for net income and diluted earnings per share for the three and six-month periods ended June 30, 2007 and 2006 are in the tables attached to this press release.

We use non-GAAP financial measures internally to manage our business, for example, in establishing our annual operating budget, in assessing segment operating performance and for measuring performance under our employee incentive compensation plans. Non-GAAP financial measures are used by our management in its operating and financial decision-making because management believes these measures reflect our ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, we believe it is useful for our investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate our current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with our past financial results. The primary limitations associated with our use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect our operations. Our management compensates for these limitations by considering the company’s financial results as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in this press release.

Conference Call

A conference call to discuss Avid’s second quarter 2007 financial results will be held today, July 26, 2007, at 5:00 p.m. EDT. The call will be open to the public and can be accessed by dialing (719) 457-2727 and referencing confirmation code 2323418. The call and subsequent replay will also be available on Avid’s website. To listen via this alternative, go to the Investor Relations page under the About Us menu at www.avid.com for complete details prior to the start of the conference call.

Use of Forward-Looking Statements

The above release is subject to the completion and filing of our Quarterly Report on Form 10-Q. This release includes forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, about Avid’s performance. There are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, such as Avid’s ability to meet customer needs, market acceptance of Avid’s existing and new products, Avid’s ability to recognize revenue in a timely manner, competitive factors, including pricing pressures, delays in product shipments and other important events and factors disclosed previously and from time to time in Avid’s filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements contained herein represent Avid’s estimate only as of today and should not be relied upon as representing the company’s estimate as of any subsequent date. While Avid may elect to update these forward-looking statements at some point in the future, Avid specifically disclaims any obligation to do so, even if the estimate changes.

About Avid Technology, Inc.

Avid Technology, Inc. is the world leader in digital nonlinear media creation, management, and distribution solutions, enabling film, video, audio, animation, games and broadcast professionals to work more efficiently, productively and creatively. For more information about the company’s Oscar®, Grammy®, and Emmy® award-winning products and services, please visit: www.avid.com.

© 2007 Avid Technology, Inc. All rights reserved. Avid, Digidesign, Film Composer and Pro Tools are either registered trademarks or trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. Avid received an Oscar statuette representing the 1998 Scientific and Technical Award for the concept, design, and engineering of the Avid® Film Composer® system for motion picture editing. Digidesign, Avid’s audio division, received an Oscar statuette representing the 2003 Scientific and Technical Award for the design, development, and implementation of its Pro Tools® digital audio workstation. Oscar is a trademark and service mark of the Academy of Motion Picture Arts and Sciences. Emmy is a registered trademark of ATAS/NATAS. Grammy is a trademark of the National Academy of Recording Arts and Sciences, Inc. All other trademarks contained herein are the property of their respective owners.

AVID TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited - in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Net revenues
Products	$192,370	$197,960	$384,813	$392,323
Services	32,956	24,266	59,411	47,973
Total net revenues	225,326	222,226	444,224	440,296

Cost of revenues
Products	92,991	93,819	185,703	185,180
Services	17,454	13,812	33,433	27,127
Amortization of intangible assets	4,761	5,016	9,233	10,096
Total cost of revenues	115,206	112,647	228,369	222,403

Gross profit	110,120	109,579	215,855	217,893

Operating expenses
Research and development	38,444	35,617	76,186	71,113
Marketing and selling	56,505	52,583	108,199	102,495
General and administrative	17,698	15,853	35,550	30,990
Amortization of intangible assets	3,431	3,977	6,863	7,642
Restructuring costs, net	1,517	–	1,775	1,066
In-process research and development	–	–	–	310
Total operating expenses	117,595	108,030	228,573	213,616

Operating income (loss)	(7,475)	1,549	(12,718)	4,277
Interest and other income (expense), net	2,023	1,881	3,918	3,852
Income (loss) before income taxes	(5,452)	3,430	(8,800)	8,129

Provision for (benefit from) income taxes	547	731	(2,821)	2,084

Net income (loss)	$(5,999)	$2,699	$(5,979)	$6,045

Net income (loss) per common share – basic	$(0.15)	$0.06	$(0.15)	$0.14

Net income (loss) per common share – diluted	$(0.15)	$0.06	$(0.15)	$0.14

Weighted-average common shares outstanding – basic	40,940	42,273	41,046	42,205

Weighted-average common shares outstanding – diluted	40,940	43,057	41,046	43,126

AVID TECHNOLOGY, INC.

(unaudited - in thousands, except per share data)

Segment revenue and operating income (loss):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Professional Video
Revenue	$120,318	$118,864	$232,989	$235,064
Operating income	2,340	7,297	3,916	18,400

Audio
Revenue	$76,763	$74,262	$155,686	$147,009
Operating income	6,432	9,337	13,698	18,090

Consumer Video
Revenue	$28,245	$29,100	$55,549	$58,223
Operating loss	(962)	(1,809)	(3,333)	(4,381)

Total
Total segment revenue	$225,326	$222,226	$444,224	$440,296
Total segment operating income	7,810	14,825	14,281	32,109

Reconciliation of GAAP operating income to Non-GAAP operating income:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Consolidated GAAP operating income (loss)	$(7,475)	$1,549	$(12,718)	$4,277

Adjustments to reconcile to Non-GAAP operating income:
Amortization of intangible assets	8,192	8,993	16,096	17,738
Stock-based compensation	4,551	4,283	8,103	8,718
Restructuring costs, net	1,517	–	1,775	1,066
Legal settlements	1,025	–	1,025	–
In-process research and development	–	–	–	310
Total operating income for reportable segments	$7,810	$14,825	$14,281	$32,109

AVID TECHNOLOGY, INC.

(unaudited - in thousands, except per share data)

Reconciliation of GAAP net income to Non-GAAP net income:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

GAAP net income (loss)	$(5,999)	$2,699	$(5,979)	$6,045

Adjustments to reconcile to Non-GAAP net income:
Amortization of intangible assets	8,192	8,993	16,096	17,738
Stock-based compensation	4,551	4,283	8,103	8,718
Restructuring costs, net	1,517	–	1,775	1,066
Legal settlements	1,025	–	1,025	–
In-process research and development	–	–	–	310
Related tax adjustments	(1,099)	(1,481)	(2,214)	(3,251)
Non-GAAP net income	$8,187	$14,494	$18,806	$30,626

Weighted-average common shares outstanding – diluted	41,157	43,057	41,653	43,126

Non-GAAP net income per common share – diluted	$0.20	$0.34	$0.45	$0.71

Stock-based compensation, which relates to adoption of SFAS 123R, the acquisition of M-Audio, and the issuance of restricted stock and restricted stock units in Q3 2006 and Q3 YTD 2006, is comprised of the following:

Stock-based compensation included in:	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Cost of products revenues	$182	$131	$323	$270
Cost of services revenues	251	208	448	427
Research and development expense	1,354	1,244	2,397	2,550
Marketing and selling expense	1,201	1,187	2,136	2,448
General and administrative expense	1,563	1,513	2,799	3,023
	$4,551	$4,283	$8,103	$8,718

AVID TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited - in thousands)

	June 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$160,048	$172,107
Accounts receivable, net of allowances of $19,333 and $23,087
at June 30, 2007 and December 31, 2006, respectively	138,450	138,578
Inventories	140,290	144,238
Prepaid and other current assets	35,772	29,016
Total current assets	474,560	483,939

Property and equipment, net	45,004	40,483
Intangible assets, net	85,952	102,048
Goodwill	360,550	360,143
Other assets	10,713	10,421
Total assets	$976,779	$997,034

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$32,090	$34,108
Accrued expenses and other current liabilities	82,257	88,331
Deferred revenues	79,235	73,743
Total current liabilities	193,582	196,182

Long-term liabilities	18,190	20,471
Total liabilities	211,772	216,653

Stockholders’ equity:
Common stock	423	423
Additional paid-in capital	960,345	952,763
Accumulated deficit	(146,298)	(134,708)
Treasury stock at cost, net of reissuances	(57,578)	(43,768)
Accumulated other comprehensive income	8,115	5,671
Total stockholders’ equity	765,007	780,381
Total liabilities and stockholders’ equity	$976,779	$997,034